SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 31, 2000
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                           PENN NATIONAL GAMING, INC.

                 (Exact Name of Registrant Specified in Charter)

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         Pennsylvania                   0-24206                 23-2234473
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         (State or Other        (Commission File           (I.R.S. Employer
    Jurisdiction of Number)      Identification No.)
                                 Incorporation)
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                       825 Berkshire Boulevard
                            Wyomissing, PA                 19610

              (Address of Principal Executive Offices)   (Zip Code)
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       Registrant's telephone number, including area code: (610) 373-2400


                                 Not Applicable

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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

     On July 31, 2000, Penn National Gaming, Inc. (the "Registrant") announced that it has entered into a definitive agreement to acquire CRC Holdings, Inc. ("CRC") for $95.8 million and the assumption of approximately $32 million of net indebtedness. Registrant also announced that it had entered into an agreement to acquire for $32.5 million the approximately 41% of Louisiana Casino Cruises, Inc. ("LCCI") not owned by CRC. LCCI owns and operates the Casino Rouge, a river bout gaming facility at Baton Rouge, Louisiana. CRC also has a management contract for Casino Rama, a gaming facility located approximately 80 miles north of Toronto, Canada.

         A copy of the press release issued by the Registrant on July 31, 2000 concerning the acquisition is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PENN NATIONAL GAMING, INC.
                                       (Registrant)


                                By    /s/Robert S. Ippolito

                                      Robert S. Ippolito
                                      Chief Financial Officer

Dated:  August 8, 2000



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                                  EXHIBIT INDEX

 Exhibit

 Number            Description

   2.1 Agreement and Plan of Merger among CRC Holdings, Inc., Penn National Gaming, Inc., Casino Holdings, Inc., Sherwood Weiser and Donald E.Lefton, dated as of July 31, 2000.

   2.2 Stock Purchase Agreement by and among Penn National Gaming, Inc., Dan S. Meadows, Thomas L. Meehan and Jerry L. Bayles, dated as of July 31, 2000.

   99.1 Press Release -- Penn National Gaming to Acquire CRC Holdings and Louisiana Casino Cruises for $160 million.

                                       1